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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (Date of earliest event reported) May 17, 2001.


                             THE CREDIT STORE, INC.

          Delaware                      000-28709                87-0296990
(State or Other Jurisdiction of   Commission file number      (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


       3401 NORTH LOUISE AVENUE                                     57107
       SIOUX FALLS, SOUTH DAKOTA                                  (Zip Code)
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (800) 240-1855


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  Other Items.

         On May 17, 2001, Mr. Jay Botchman resigned from the registrant's Board of Directors and Peter J. Mansbach and Salvatore J. Zizza were appointed to the Board of Directors.

         Mr. Mansbach is currently of counsel at the firm of Kronish Lieb Weiner & Hellman LLP. Mr. Mansbach is engaged in a general business practice and advises business clients with respect to a variety of complex legal issues. He served as chairman of the executive committee of Republic New York Corporation and of Republic National Bank of New York from 1994 until 1998. From 1991 through 1999, Mr. Mansbach was chairman of the board of Van Cleef & Arpels and a member of its European Directoire.

         Mr. Zizza has been the Chairman of HallMark Electrical Supplies Corp., a supplier of electrical supplies and lighting to electrical contractors, since September 1997. Mr. Zizza was President and Chief Financial Officer of NICO from 1978 until 1985, when NICO merged with the LVI Group, Inc. Mr. Zizza currently sits on the Board of Directors of eight public companies.


ITEM 8.  Change in Fiscal Year.

         On May 24, 2001, the registrant's Board of Directors approved a change of the registrant's fiscal year end from May 31 to June 30, effective immediately. The Board of Directors took this action in order to align the registrant's financial reporting schedule with the more often used schedule of reporting by calendar quarters (in March, June, September and December). Because the transition period is only one month, no transition report will be filed. Our annual report on Form 10-K, covering the fiscal year ending June 30, 2001 will include audited financial information for the twelve months ended June 30, 2001, May 31, 2000 and May 30, 1999, audited financial information for the month of June 2000 and unaudited financial information for the month of June 1999.



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                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 29, 2001

                                        THE CREDIT STORE, INC.


                                        By /s/ Kevin T. Riordan
                                           -------------------------------------
                                           Kevin T. Riordan
                                           President and Chief Operating Officer